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                                                                      EXHIBIT 1

                                6,500,000 Shares

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                      Common Shares of Beneficial Interest

                             UNDERWRITING AGREEMENT

                                                               December 18, 1995

SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER &
 SMITH INCORPORATED
PAINEWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

c/o      SMITH BARNEY INC.
         388 Greenwich Street
         New York, New York 10013

Dear Sirs:

         Health and Retirement Properties Trust, a real estate investment trust organized under the laws of the State of Maryland, proposes to issue and sell an aggregate of 6,500,000 common shares of beneficial interest (the "Firm Shares"), $0.01 par value, to the several Underwriters named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 975,000 common shares of beneficial interest (the "Additional Shares"). The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares".

         The Company wishes to confirm as follows its agreement with you in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (No. 33-53173) under the Act (the "registration statement"), including a prospectus, for the registration of debt securities, preferred shares of beneficial interest, common shares of beneficial interest and/or warrants to purchase common shares of beneficial interest. Such registration statement has been declared effective under the
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Act.  The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, as supplemented by the final prospectus supplement relating to the Shares (the "Prospectus Supplement"). The term "Preliminary Prospectus Supplement" as used in this Agreement means the Prospectus Supplement subject to completion at the time of the initial filing of the Prospectus Supplement with the Commission, and as such Prospectus Supplement shall have been supplemented from time to time prior to the filing of the final Prospectus Supplement with the Commission pursuant to Rule 424 under the Act. Any reference in this Agreement to the registration statement, the Registration Statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the registration statement, the Registration Statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the registration statement, the Registration Statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act") which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the registration statement, the Registration Statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $15.15 per Share (the "purchase price per share"), the number of Firm Shares set forth opposite the name


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of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of 975,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the over-allotment option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the filing of the final Prospectus Supplement as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the offices of Sullivan & Worcester, A Registered Limited Liability Partnership ("Sullivan & Worcester"), One Post Office Square, Boston, Massachusetts, at 10:00 A.M., New York City time, on December 21, 1995 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned offices of Sullivan & Worcester at such time on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written


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notice from you on behalf of the Underwriters to the Company of the
Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by certified or official bank check or checks payable in New York Clearing House (next day) funds to the order of the Company.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the



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Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge (i) seven conformed copies of the registration statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the registration statement, (ii) such number of conformed copies of the registration statement as originally filed and of each amendment thereto, but without exhibits, as you may request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may request, and (iv) seven copies of the exhibits to such Incorporated Documents.

                 (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which, upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Preliminary Prospectus Supplement. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus Supplement so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the



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securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the date of the final Prospectus Supplement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                 (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to holders of shares of



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beneficial interest or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

                 (l) The Company will timely file any document which it is required to file pursuant to the Exchange Act prior to the termination of the offering of the Shares.

                 (m) Except as provided in this Agreement, the Company will not, and has agreed to cause its affiliates not to, directly or indirectly, offer, sell, contract to sell or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares, or grant any options or warrants to purchase common shares of beneficial interest, for a period of 90 days after the date of the final Prospectus Supplement, without the prior written consent of Smith Barney Inc.; provided, however, that the Company may issue Shares pursuant to the Company's 1992 Incentive Share Award Plan and upon the exercise of any outstanding options, and may issue and sell Shares pursuant to this Agreement; and provided, further, that Shares owned beneficially and of record by HRPT Advisors, Inc. subject to or which become subject to certain pledge agreements may be sold by the pledgees thereunder subject to the terms and conditions of such pledge agreements.

                 (n) The Company currently intends to continue to elect to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "Code"), and use its best efforts to continue to meet the requirement to qualify as a "real estate investment trust".

                 (o) Except as stated in this Agreement and in the Preliminary Prospectus Supplement and the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be



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expected to cause or result in stabilization or manipulation of the price of the Shares to facilitate the sale or resale of the Shares.

                 (p) The Company will use its best efforts to have the Shares which it agrees to sell under this Agreement listed, subject to notice of issuance, on the New York Stock Exchange on or before the Closing Date.

         6.      Representations and Warranties of the Company.

         (i)  The Company represents and warrants to each Underwriter that:

                 (a) The Preliminary Prospectus Supplement filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the provisions of the Act. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus Supplement.

                 (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Act. The registration statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424 under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the registration statement or the prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a



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         material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (d) All the outstanding common shares of beneficial interest of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the shares of beneficial interest of the Company conform to the description thereof in the Registration Statement and the Prospectus.

                 (e) The Company is duly organized and validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects, of the Company; the Company owns or possesses all licenses and permits necessary for the conduct of its business and the ownership, leasing and operation of its properties, except such licenses and permits as to which the failure to own or possess would not in the aggregate have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects of the Company; and the Company has no subsidiaries; and, except as disclosed in the Prospectus, the Company neither owns nor controls, directly or indirectly, any capital stock or other equity interest in any corporation, partnership or other entity.

                 (f) The authorized, issued and outstanding shares of beneficial interest of the Company are correctly set forth in the Registration Statement and the Prospectus under the caption "Capitalization".



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                 (g)   Except as disclosed in the Registration Statement and the
         Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any litigation, action, suit or proceeding to which the Company or, to the actual knowledge of the Company without independent inquiry ("Actual Knowledge"), Horizon/CMS Healthcare Corp., Marriott International, Inc. and GranCare, Inc. (collectively, the "Operators") or HRPT Advisors, Inc. (the "Advisor") is or will be a party before or by any court or governmental agency or body, which (A) might result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or, to the Actual Knowledge the Company, of the Operators or the Advisor or (B) might materially and adversely affect the property or assets of the Company or, to the Actual
         Knowledge of the Company, of the Operators or the Advisor, or (C) relates to environmental matters involving the Company or, to the Actual Knowledge of the Company, of the Operators or the Advisor, or
         (D) relates to discrimination on the basis of age, sex, religion or race, relating to the Company or, to the Actual Knowledge of the Company, of the Operators or the Advisor, or (E) concerns the Company or, to the Actual Knowledge of the Company, of the Operators or the Advisor, and is required to be disclosed in the Prospectus.

                 (h) Except as otherwise disclosed in the Registration Statement and the Prospectus, the Company has good and marketable title or ground leases, free and clear of all liens, claims, encumbrances and restrictions, except liens for taxes not yet due and payable and other liens and encumbrances which do not, either individually or in the aggregate, adversely affect the current use or value thereof, to all property and assets described in the Registration Statement and the Prospectus as being owned by it. All leases to which the Company is a party relating to real property, and all other leases which are material to the business of the Company, are valid and binding and no default (to the Company's knowledge in the case of leases to which the Company is a party as lessor) has occurred or is continuing thereunder, and the Company enjoys peaceful and undisturbed possession under all such leases to which it is a party as lessee. With respect to all properties owned or leased by the Company, the Company has such documents, instruments, certificates, opinions and assurances, including without limitation, fee, leasehold owners or mortgage title insurance policies (disclosing no material encumbrances or title exceptions except as otherwise set forth in the Registration Statement and the Prospectus), legal opinions and property insurance



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         policies in each case in form and substance as are usual and customary in transactions involving the purchase of similar real estate and are appropriate for the Company to have obtained. Each of the Company and, to the Actual Knowledge of the Company, the Operators and the Advisor has all governmental licenses, certificates, permits, authorizations, approvals, franchises or other rights necessary to engage in the business currently conducted by it, except such licenses and permits as to which the failure to own or possess will not in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, or, to the Actual Knowledge of the Company, the Operators or the Advisor and neither the Company nor, to the Actual Knowledge of the Company, the Operators or the Advisor has any reason to believe that any governmental body or agency is considering limiting, suspending or revoking any such license, certificate, permit, authorization, approval, franchise or right.

                 (i) The Company has filed all federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due.

                 (j) Neither the Company nor, to the Actual Knowledge of the Company, the Operators or the Advisor is in violation of its charter documents or bylaws or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any indenture, instrument or agreement to which the Company or, to the Actual Knowledge of the Company, the Operators or the Advisor is a party or by which any of their respective properties may be bound or affected, except for any such violation that would not have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them. Neither the Company nor, to the Actual Knowledge of the Company, the Operators or the Advisor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject, except for any such violations that would not, individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or in the respective earnings, business affairs or business prospects of any of them. The execution, delivery and performance of this Agreement, compliance by the Company with all provisions hereof, and the consummation of the transactions contemplated hereby, will not violate or conflict with or constitute a breach of any of the terms or provisions of, or constitute a default under, (i) the Declaration of Trust of the Company or, to the Actual Knowledge of the Company, the respective charter documents of the Operators or the Advisor, or (ii) any bond, debenture, note or other evidence of indebtedness or any material indenture, instrument or agreement to which the Company or, to the Actual Knowledge of the Company, the Operators or the Advisor is a party or which binds the Company or its properties or, to the Actual Knowledge of the Company, the Operators or the Advisor or any of their respective properties, or
         (iii) (assuming compliance with all applicable state securities or Blue Sky laws) any law, regulation or ruling or any order, judgment or decree to which the Company or its properties or, to the Actual Knowledge of the Company, the Operators or the Advisor or any of their respective properties may be subject.

                 (k) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, and the consummation of the transactions herein contemplated or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                 (l) The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how (including trade secrets, and other proprietary and confidential information, systems or procedures) necessary to conduct the businesses now operated by it as described in the Registration Statement and the Prospectus, and, except as disclosed to the Underwriters in writing, the Company has not received any notice of infringement of or conflict with (and no officer or trustee of the Company knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how.

                 (m) The organization of the Company is in conformity with the requirements of the Code for qualification as a real estate investment trust, and the Company's present ownership, business and operations as described in the Registration Statement and the Prospectus enable it to meet the present requirements of the Code for such qualification for 1995 and subsequent years. The Company qualified as a real estate investment trust for its 1987, 1988, 1989, 1990, 1991, 1992, 1993 and
         1994 taxable years.

                 (n) The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (o) Except for non-compliance which in the aggregate does not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, and except for Hazardous Materials (as defined below) or substances which are handled and/or disposed of in compliance with all applicable federal, state and local requirements, to the Company's knowledge, after due investigation, the real property owned, leased or otherwise utilized by the Company in connection with the operation of its business, including, without limitation, any subsurface soils and ground water (the "Realty"), is free of contamination from any Hazardous Materials. To the Company's knowledge, after due investigation, the Realty does not contain any underground storage or treatment tanks, active or abandoned water, gas or oil wells, or any other underground improvements or structures, other than the foundations, footings or other supports for the improvements located thereon which based on present knowledge could presently or at any time in the future cause a material detriment to or materially impair the beneficial use thereof by the Company or constitute or cause a significant health, safety or other environmental hazard to occupants or users thereof without regard to any special conditions of such occupants or users. The Company represents that, after due investigation, it has no knowledge of any material violation, with respect to the Realty, of any Environmental Law, or of any material liability on the part of the Company, with respect to the Realty, resulting from the presence, use, release, threatened release, emission, disposal, pumping, discharge, generation or processing of any Hazardous Materials. As used herein, "Environmental Law" means any federal, state or local statute, regulation, judgment, order or authorization relating to emissions, discharges, releases or threatened releases of Hazardous Materials into ambient air, surface water, ground water, publicly owned treatment works, septic systems or land, or otherwise relating to the pollution or protection of health or the environment. As used herein, "Hazardous Materials" means any substance, material or waste which is regulated by any federal, state or local governmental or quasi-governmental authority, and includes, without limitation, (a) any substance, material or waste defined, used or listed as a "hazardous waste", "hazardous substance", "toxic substance", "medical waste", "infectious waste" or other similar terms as defined or used in any Environmental Law, as such Environmental Law may from time to time be amended, and; (b) any petroleum products asbestos, lead-based paint, polychlorinated biphenyls, flammable explosives or radioactive materials.

                 (p) The Advisory Agreement (as defined in the Prospectus) has been duly authorized, executed and delivered by the parties thereto and constitutes the valid agreement of the parties thereto, enforceable in accordance with its terms, except as limited by (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights or remedies of creditors or
         (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought.

                 (q) The Company is in compliance with all of the provisions of Section 517.075 of the Florida statutes, and all rules and regulations promulgated thereunder relating to issuers doing business in Cuba.

                 (r) The accountants who have certified the financial statements of the Company, and, to the Company's knowledge, of Horizon/CMS Healthcare Corp. and its subsidiaries, Marriott International, Inc. and GranCare, Inc. and its subsidiaries, incorporated by reference into the Registration Statement and the Prospectus are independent certified accountants as required by the Act and rules and regulations thereunder. The historical and pro forma financial statements of the Company and, to the Company's knowledge, of other entities, together with related schedules and notes, incorporated by reference into the Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company purported to be shown thereby at the respective dates indicated and the results of operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the pro forma condensed combined financial position of the Company at the date indicated and the pro forma results of its operations for the period indicated.

                 (s) The execution and delivery of, and the performance by the Company of its obligations under, this

         Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                 (t) Since the dates as of which information is given in the Registration Statement, except as otherwise stated or contemplated therein (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or, to the Actual Knowledge of the Company, of the Operators or the Advisors, whether or not arising in the ordinary course of business, (ii) there have been no material transactions entered into by the Company or, to the Actual Knowledge of the Company, the Operators or the Advisor, other than transactions in the ordinary course of business, that would be materially adverse to, or have a material adverse effect on, the Company, (iii) neither the Company nor, to the Actual Knowledge of the Company, the Operators or the Advisor has incurred any obligation, contingent or otherwise, that would be materially adverse to, or have a material adverse effect on, the Company, (iv) there has been no change in the shares of beneficial interest or debt of the Company and (v) there has been no dividend or distribution of any kind declared, paid or made by the Company on its shares of beneficial interest.

                 (u) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus Supplement, the Prospectus or other materials, if any, permitted by the Act.

                 (v) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (w) To the Company's knowledge, neither the Company nor any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (x) No holder of any security of the Company has any right to require registration of common shares of beneficial interest or any other security of the Company because of the filing of the registration statement or consummation of the transactions contemplated by this Agreement.

         (ii) Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         7. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to the Preliminary Prospectus Supplement shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus Supplement was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

         (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its trustees, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or the Preliminary Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its trustees, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or the Preliminary Prospectus Supplement, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, its trustees, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

         (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

         (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this
Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its trustees or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or trustee of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, an opinion of Sullivan & Worcester, a Registered Limited Liability Partnership, counsel for the Company, dated the Closing Date and addressed to you to the effect that:

                        (i) The Company is duly incorporated and validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with full trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company;

                       (ii) The authorized and outstanding shares of beneficial interest of the Company is as set forth under the caption "Capitalization" in the Prospectus; and the authorized shares of beneficial interest of the Company conform in all material respects as to legal matters to the description thereof contained in the Prospectus under the captions "Description of Shares" and "Description of Preferred Shares";

                      (iii) All the shares of beneficial interest of the Company outstanding prior to the issuance of the Shares have been duly authorized and validly issued, and are fully paid and nonassessable;

                       (iv) The Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                        (v) The form of certificates for the Shares conforms to the requirements of Maryland law;

                       (vi) The Company is not required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                      (vii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424 has been made in accordance with Rule 424;

                     (viii) The Company has trust power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally, and by general equitable principles;

                       (ix) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened against the Company or to which the Company is a party or to which any of the properties of the Company is subject which is required to be described in the Registration Statement or Prospectus which is not so described, or any contract, lease or other document which is required to be described in the Registration Statement or Prospectus or is required to be filed as an exhibit to the Registration Statement which is not so described or filed as required; any descriptions of such proceedings, contracts and other documents or references thereto contained in the Registration Statement or the Prospectus are accurate in all material respects; and, to such counsel's knowledge, each contract or document so described is in full force and effect in accordance with its terms or if amended or terminated, such amendment or termination has been described or filed to the extent required or is not otherwise material.

                        (x) Neither the Company nor the Advisor is in violation of its charter documents or by-laws or, to such counsel's knowledge, in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material indenture, instrument or other agreement to which the Company or the Advisor is a party or which binds the Company or the Advisor or any of their property; to such counsel's knowledge, neither the Company nor the Advisor is in violation of any law, ordinance, governmental rule or regulation or court decree to which it is subject except where such violation would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company or the Advisor, as the case may be.

                      (xi) To such counsel's knowledge, the Company owns or possesses all licenses and permits necessary for the conduct of its business and the ownership and leasing of its properties, except in cases in which the failure to own or possess such licenses and permits will not in the aggregate have a material adverse effect on the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company.

                      (xii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or constitute a breach or violation of any of the terms or provision of, or constitute a default under, (A) any bond, debenture, note or other evidence of indebtedness or any indenture, instrument or agreement known to such counsel to which the Company or the Advisor is a party of which binds either of them or any of their property, (B) the charter documents or by-laws of the Company or the Advisor or (C) any law, regulation, ruling, judgment, decree or order known to such counsel to which the Company or the Advisor or any of their properties may be subject.

                     (xiii) Except with respect to state securities or blue sky laws and regulations (as to which such counsel need express no opinion therein), all proceedings required in connection with the authorization and issuance of the Shares have been taken and all authorizations, consents, approvals, licenses or other orders of any regulatory body, administrative agency or other governmental body required to be obtained by the Company or the Advisor for the valid issuance and delivery of the Shares pursuant to this Agreement have been obtained.

                      (xiv) The Advisory Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms.

                       (xv) The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes the valid and legally binding agreement of the Advisor, enforceable in accordance with its terms.

                      (xvi) The execution and delivery of the Advisory Agreement by the Company and the Advisor, their respective performance of the obligations contained therein and their compliance with the terms thereof did not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under the charter documents or by-laws of, the Company or the Advisor, respectively, or any material license, permit, agreement, indenture or other instrument known to such counsel to which the Company or the Advisor, respectively, is bound, or any law, administrative regulation or court or governmental decree known by such counsel to be applicable to the Company or the Advisor; except where such breach or default would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company.

                     (xvii) The Advisor (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and (B) has the requisite corporate power and authority to conduct its business as described in the Prospectus and to own and operate its properties used and useful in said business.

                    (xviii) No facts have come to such counsel's attention that lead them to believe that the Company does not have insurable title to each item of real property owned by it as of the date hereof, subject to such encumbrances and defects as are set forth in the title policies obtained in connection with the acquisition thereof (or as otherwise described in the Registration Statement or incorporated therein by reference), or that the Company's leases are not valid.

                      (xix) The Company has qualified to be taxed as a real estate investment trust pursuant to Sections 856-860 of the Code for the fiscal years ended December 31, 1987 through December 31, 1994, and the Company's current anticipated investments and its plan of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code. Actual qualification of the

         Company as a real estate investment trust, however, will depend upon the Company's continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed under the Code.

                       (xx) The Registration Statement and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

                      (xxi) The statements in the Registration Statement and the Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown; and

                  (xxii) Although counsel has not undertaken, except as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus or any Incorporated Document).

         In rendering their opinion as aforesaid, Sullivan & Worcester may rely upon an opinion, dated as of the Closing Date, of Piper & Marbury L.L.P. as to matters governed by Maryland law, provided that (i) such reliance is expressly authorized by such opinion and a copy of such opinion is delivered to the Underwriters and is, in form and substance, satisfactory to them and their counsel and (ii) Sullivan & Worcester shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

         (d) You shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date and addressed to you, with respect to the matters referred to in clauses (iv),
(vii), (viii), (xx) (other than with respect to the Incorporated Documents) and
(xxii) of the foregoing paragraph (c) and such other related matters as you may request. With respect to matters governed by Maryland law, such counsel may rely upon an opinion, dated as of the Closing Date, of Piper & Marbury, L.L.P.

         (e) You shall have received letters addressed to you, and dated the date hereof and the Closing Date, from Ernst & Young LLP, in form and substance satisfactory to you, to the effect that (i) they are independent public accountants as required by the Act and the applicable published rules and regulations thereunder with respect to the Company; (ii) it is their opinion that the audited financial statements of the Company, incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations thereunder; (iii) they have performed limited procedures, not constituting an audit, including a reading of the latest available interim financial statements of the Company, a reading of the minute books of the Company since December 31, 1994, inquiries of officials of the Company responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, and on the basis of such limited review and procedures nothing came to their attention that caused them to believe that:

                  (A) at a specified date not more than five days prior to the date of such letter, there was any decrease in the shareholders' equity of the Company, any decrease in total assets or any increase in total borrowings of the Company, as compared with the amounts shown in the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus; or

                  (B) during the period from the date of the latest balance sheet incorporated by reference in the Registration Statement and the Prospectus, to a specified date not more than five days prior to the date of such letter, there were any decreases, as compared with the corresponding period in the preceding year, in total revenues, net income or income per share;

except in all cases for increases or decreases which the Registration Statement and the Prospectus disclose or contemplate have occurred or may occur; (iv) in addition to the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are derived from the general accounting records of the Company, which are incorporated by reference in the Registration Statement and the Prospectus and which are specified by the Underwriters, and have compared such amounts, percentages and financial information with the accounting records of the Company and have found them to be in agreement; and (v) they have read the unaudited pro forma financial statements which are included in the Registration Statement and the Prospectus and have performed specified procedures set forth in detail in such letter and found the amounts resulting from such procedures to be in agreement with the amounts set forth in such unaudited pro forma financial statements and nothing has come to their attention which causes them to believe that the unaudited pro forma financial statements included in the Registration Statement and the Prospectus, which combine certain financial statements of the Company with certain transactions set forth in the notes to such pro forma statements, do not comply as to form in all material respects with Article 11 of Regulation S-X under the Act.

         (f)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the shares of beneficial interest of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the

Registration Statement and the Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in
Section 8(g) hereof.

         (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

         (h) Prior to the Closing Date the Shares shall have been listed, subject to notice of issuance, on the New York Stock Exchange.

         (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

         Any certificate or document signed by any officer of the Company and delivered to you, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), the Preliminary Prospectus Supplement, the final Prospectus Supplement, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, the Preliminary Prospectus Supplement, the final Prospectus Supplement, the Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange;
(vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof; (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

                  10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the registration statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, by notifying the Company.

                  If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Massachusetts shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover, and the statements in the first and third paragraphs under the caption "Underwriting" in the Preliminary Prospectus Supplement and in the final Prospectus Supplement, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at 400 Centre Street, Newton, Massachusetts 02158, Attention: David J. Hegarty, President; or (ii) if to you, care of Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                                                Very truly yours,

                                                HEALTH AND RETIREMENT PROPERTIES
                                                  TRUST

                                                By   /s/ Ajay Saini
                                                   -----------------------------
                                                     Authorized Signature

Confirmed as of the date first
above mentioned

SMITH BARNEY INC.
DEAN WITTER REYNOLDS INC.
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
MERRILL LYNCH & CO.
PAINWEBBER INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED

By SMITH BARNEY INC.

By   /s/ Benjamin D. Lorello
   -------------------------
     Managing Director

                                   SCHEDULE I

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                                                                                  Number of
                                Underwriter                                      Firm Shares
                                -----------                                      -----------
Smith Barney Inc. ..........................................................      1,083,335

Dean Witter Reynolds Inc....................................................      1,083,333

Donaldson, Lufkin & Jenrette Securities                                           1,083,333
Corporation.................................................................

Merrill Lynch, Pierce, Fenner & Smith                                             1,083,333
Incorporated................................................................

PaineWebber Incorporated ...................................................      1,083,333

Prudential Securities Incorporated..........................................      1,083,333
                                                                                  ---------
                                    Total                                         6,500,000